                                                                     EXHIBIT 5.1

              GREENBERG, TRAURIG, HOFFMAN, LIPOFF, ROSEN & QUENTEL
                                 Citicorp Center
                              153 East 53rd Street
                               New York, NY 10022

                                                                 January 8, 1998
Environmental Remediation Holding Corporation
420 Jericho Turnpike, Suite 321
Jericho, New York 11753

Dear Sirs:

         We are acting as special counsel to Environmental Remediation Holding Corporation (the "Company") in connection with the Registration Statement on Form S-1, filed on January 7, 1998 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), covering up to 3,818,000 shares of the Company's Common Stock, par value $.001 per share (the "Shares"), which are being registered in connection with the proposed sale of the Shares by the persons and entities listed as selling shareholders therein.

         We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

         Based upon the foregoing, we are of the opinion that the Shares have been, or when issued, delivered and paid for will be, validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                                  Very truly yours,

                                                  GREENBERG, TRAURIG, HOFFMAN,
                                                  LIPOFF, ROSEN & QUENTEL